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                                                                     Exhibit 8.1
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                               September 22, 2003



Brandywine Realty Trust
401 Plymouth Road
Plymouth Meeting, Pennsylvania 19462

Ladies and Gentlemen:

         We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust ("Company"), in connection with the registration of the offer and sale of up to 8,554,245 common shares of beneficial interest, $.01 par value ("Common Shares"), of the Company pursuant to the Registration Statement on the Form S-3 (the "Registration Statement," which includes the "Prospectus" of Company) filed by Company with the Securities and Exchange Commission (the "Commission") on or about the date hereof. In connection with such registration, we have been asked to provide you with our opinions regarding certain federal income tax matters related to Company. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Prospectus.

Basis for Opinions

         The opinions set forth in this letter are based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

         In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Registration Statement and Prospectus (including the various SEC filings incorporated therein by reference); (2) the Amended and Restated Declaration of Trust of Company, as amended or supplemented through the date hereof including, with respect to each series of preferred shares of beneficial interest of the Company, the articles supplementary establishing and fixing the rights and preferences of such series of preferred shares of beneficial interest; (3) the Amended and Restated Agreement of Limited Partnership, as amended or supplemented through the date hereof, of Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"); and (4) the Declaration of Trust of Atlantic American Properties Trust, as amended or supplemented through the date hereof including, with respect to the series of preferred shares of beneficial interest of AAPT, the articles supplementary establishing and fixing the rights and preferences of such series of preferred shares of beneficial interest.

         In providing the opinions set forth in this letter, we have relied upon written representations as to factual matters of (i) the Company and the Operating Partnership contained in a letter to us dated September 22, 2003, regarding their assets, operations and activities and (ii) Atlantic American Properties Trust, a Maryland real estate investment trust in which Company owns 100% of the common shares of beneficial interest ("AAPT") contained in a letter to us dated September 22, 2003, regarding its assets, operations and activities (collectively, the "Management Representation Letters").


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         For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Management Representation Letters. We consequently have relied upon the representations as to factual matters in the Management Representation Letters. After inquiry, we are not aware of any facts or circumstances contrary to, or inconsistent with, the representations that we have relied upon as referenced herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company, the Operating Partnership, AAPT or any other person.

         Moreover, we have assumed, with your consent, that, insofar as relevant to the opinions set forth herein:

                  1. The Company, the Operating Partnership and AAPT have been and will be operated in the manner described in the Management Representation Letters and the Registration Statement (including the filings by the Company with the Commission incorporated therein by reference);

                  2. all of the obligations imposed by the documents that we reviewed have been and will continue to be performed or satisfied in accordance with their terms;

                  3. all representations made in the Management Representation Letters (and other information provided to us) are true, correct and complete and will continue to be true, correct and complete, and any representation or statement made in the Management Representation Letters "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

                  4. all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

Opinions

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

                  1. commencing with its taxable year ended December 31, 1986, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code; and

                  2. the portions of the discussion in the Current Report on Form 8-K filed with the Commission on June 12, 2003, and incorporated by reference into the Prospectus, that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof (but no opinion is expressed herein as to proposed changes to U.S. federal income tax law).

         We assume no obligation to advise you of any changes in our opinions subsequent to the date of this letter. The Company's qualification and taxation as a REIT depend upon (i) the Company's ability to meet on a continuing basis, through actual annual operating and other results, the requirements of the Code, including the requirements with regard to the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its share ownership; and (ii) the satisfaction by AAPT on a continuing basis of the requirements for qualification and taxation as a REIT. We will not review the Company's or AAPT's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Company's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders, and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

         This opinion letter has been prepared for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement, and to the reference to Pepper Hamilton LLP under the caption "LEGAL MATTERS" in the Registration Statement. In giving this consent, however, we do not admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                    Very truly yours,



                                                    PEPPER HAMILTON LLP